Core Molding Technologies Announces Leadership Succession Plans for Next Chapter of Growth
John Zimmer, Chief Financial Officer, to Exit May 31, 2025

COLUMBUS, Ohio, November 12, 2024—Core Molding Technologies, Inc. (NYSE American: CMT) (“Core Molding,” “Core” or the “Company”) announces today the planned transition and departure of John Zimmer, Chief Financial Officer, effective May 31, 2025. Mr. Zimmer’s CFO role will transition to Alex J. Panda, effective June 1, 2025. The timing of Mr. Zimmer’s departure will provide the Company with an orderly transition of leadership. Mr. Zimmer will continue to serve in an advisory capacity to ensure a smooth transition and to continue to evaluate potential acquisitions for the Company.

“Management, with Board oversight, maintains a robust leadership development and succession program that continually tracks and monitors Core’s executive talent development and bench strength as part of its long-term succession plans,” said David Duvall, President and Chief Executive Officer. “We are confident about this transition and know that Alex is an excellent fit for this leadership role. Over his 10-year tenure at Core, Alex has developed a deep understanding of our business and our financials. In addition, Alex and John have worked closely for three years, and Alex successfully completed Core’s multi-year executive developmental program. We value and invest in people, which are directly captured in our talent and succession planning programs – and we know that culture is a competitive advantage in our business.

“John has been instrumental in the Company’s transformational turnaround. He has been a true business partner through our critical strategic initiatives since I joined Core six years ago. During John’s 11 years with the Company, he has provided strong financial leadership, mentorship, and stability as we repositioned the business and navigated many challenges. I appreciate John’s careful management of the Company’s balance sheet and his oversight of the capital allocation strategy. The Board and I are deeply grateful for John’s hard work and dedication to the Company,” concluded Duvall.

Mr. Alex J. Panda joined the Company on October 1, 2014, as Financial Reporting Manager and has since held several key leadership positions within the Accounting and Finance department, including Vice President, Corporate Controller and Operations Controller. Alex played a pivotal role in the Company’s successful turnaround in 2019 and 2020, contributing significantly to operational performance analysis and the refinancing of the Company’s credit facilities. During Alex’s tenure with Core, he helped complete two acquisitions, working through integrations, and ensuring smooth transitions. He also oversaw the development and implementation of the Company’s international tax strategy and compliance. Before joining the Company, Alex worked as an assurance professional at KPMG LLP, where he served large public manufacturing clients, including Motorola Solutions, Inc. and Commercial Vehicle Group, Inc. He holds a bachelor’s degree in business administration from Ohio State University and is a Certified Public Accountant (inactive) in Illinois.

About Core Molding Technologies, Inc.
Core Molding Technologies is a leading engineered materials company specializing in molded structural products, principally in building products, utilities, transportation and powersports industries across North America. The Company operates in one operating segment as a molder of thermoplastic and thermoset structural products. The Company’s operating segment consists of one reporting unit, Core Molding Technologies. The Company offers customers a wide range of manufacturing processes to fit various program volume and investment requirements. These thermoset processes include compression molding of sheet molding compound (“SMC”), resin transfer molding (“RTM”), liquid molding of dicyclopentadiene (“DCPD”), spray-up and hand-lay-up. The thermoplastic processes include direct long-fiber thermoplastics (“DLFT”) and structural foam and structural web injection molding. Core Molding Technologies serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction, and other commercial products. The demand for Core Molding Technologies’ products is affected by economic conditions in the United States, Mexico, and Canada. Core Molding Technologies’ operations may change proportionately more than revenues from operations. For more information, please refer to the Company’s website at coremt.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results and the future of the Company’s end markets. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: general macroeconomic, social, regulatory and political conditions, including uncertainties surrounding volatility in financial markets; the short-term and long-term impact of the coronavirus (COVID-19) pandemic, or other pandemics in the future, on our business; changes in the plastics, transportation, marine and commercial product industries; efforts of the Company to expand its customer base and develop new products to diversify markets, materials and processes and increase operational enhancements; the Company’s initiatives to quote and execute manufacturing processes for new business, acquire raw materials, address inflationary pressures, regulatory matters and labor relations; and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Company Contact:
Core Molding Technologies, Inc.
John Zimmer
Executive Vice President & Chief Financial Officer
jzimmer@coremt.com

Investor Relations Contact:
Three Part Advisors, LLC
Sandy Martin or Steven Hooser
214-616-2207